UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 16, 2010

STANDARD MICROSYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-7422	11-2234952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Arkay Drive, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

(631) 435-6000
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The Registrant and its Executive Vice President, Aaron Fisher, have mutually agreed to terminate Mr. Fisher’s employment with the Registrant effective February 26, 2010 to allow Mr. Fisher to pursue other career opportunities. Mr. Fisher may provide consulting services to the Registrant in the future. The Registrant thanks Mr. Fisher for his dedication, contributions and professionalism during his tenure with the Registrant.

(e) In addition to the benefits to which Mr. Fisher is entitled under the Registrant’s Executive Severance Plan, the Registrant has agreed to provide outplacement services to Mr. Fisher and to remove the vesting restrictions on 1,289 shares of restricted stock previously granted to Mr. Fisher pursuant to the Registrant’s management incentive plan. These benefits are subject to Mr. Fisher entering into the Registrant’s standard form release agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

(Registrant)

Date: February 22, 2010	By: /s/ Kris Sennesael
Kris Sennesael
Vice President and Chief Financial Officer